Exhibit 10.16

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of             , by and between Azure Power Global Limited, a Mauritius company (the “Company”) and                      (the “Indemnitee”).

RECITALS

1. The Company recognizes that highly competent persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against risks of claims and actions against them arising out of their services to the corporation.

2. The Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain highly competent persons to serve the Company is detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the corporation.

3. The Company is willing to indemnify the Indemnitee to the fullest extent permitted by applicable law, and the Indemnitee is willing to serve and continue to serve the Company on the condition that he or she be so indemnified.

AGREEMENT

In consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

A.	DEFINITIONS

The following terms shall have the meanings defined below:

Expenses shall include damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, and any expenses paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding.

Indemnifiable Event means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other entity, or was a director or officer of an entity that was a predecessor of the Company or another entity at the request of such predecessor entity, or related to anything done or not done by the Indemnitee in any such capacity.

Participant means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

Proceeding means any threatened, pending, or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event, including, without limitation, any threatened, pending, or completed action, suit or proceeding by or in the right of the Company.

B.	AGREEMENT TO INDEMNIFY

1. General Agreement. In the event the Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall indemnify the Indemnitee from and against any and all Expenses which the Indemnitee incurs or becomes obligated to incur in connection with such Proceeding, to the fullest extent permitted by applicable law.

2. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, the Indemnitee shall be indemnified against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, as the case may be.

3. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

4. Exclusions. Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification under this Agreement:

(a) subject to Section E.4 below, to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

(b) in connection with a judicial action by or in the right of the Company, in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudicated by final judgment in a court of law to be liable for gross negligence or willful misconduct in the performance of his duty to the Company, unless and only to the extent that the court in which such action was brought determines upon application, that notwithstanding the adjudication of such liability, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper;

(c) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company, and not by way of defense, unless (i) the Company has joined in, or the Board has consented to, the initiation of such Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;

(d) for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities pursuant to Section 16(b) of the Securities Exchange Act of 1934, as may be amended from time to time, or similar provisions of any applicable U.S. state statutory law or common law;

(e) brought about by the dishonesty or fraud of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which a suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he committed acts of active and deliberate dishonesty with actual dishonest purpose and intent and such acts were material to the cause of action so adjudicated;

(f) for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity; or

(g) in respect of any losses that have been determined by final judgment in a court of law to have resulted from the Indemnitee’s breach of an agreement, if any, with the Company or any of its subsidiaries.

5. No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued employment with the Company.

6. Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to the Indemnitee for any reason other than those set forth in Section 4, then the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

C.	INDEMNIFICATION PROCESS

1. Notice and Cooperation By the Indemnitee. the Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement, provided that the delay of the Indemnitee to give notice hereunder shall not prejudice any of the Indemnitee’s rights hereunder, unless such delay results in the Company’s forfeiture of substantive rights or defenses. Notice to the Company shall be given in accordance with Section F.7 below. In addition, the Indemnitee shall give the Company such information and cooperation as the Company may reasonably request.

2. Indemnification Payment.

(a) Advancement of Expenses. The Indemnitee may submit a written request to the Company requesting that the Company advance to the Indemnitee all Expenses that may be reasonably incurred by the Indemnitee in connection with a Proceeding as such Expenses are incurred. The Company shall, within ten business days of receiving such a written request by the Indemnitee, advance all requested, documented Expenses to the Indemnitee.

(b) Reimbursement of Expenses. To the extent the Indemnitee has not requested any advanced payment of Expenses from the Company, the Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company immediately after the Indemnitee makes a written request to the Company for reimbursement.

(c) Determination by the Reviewing Party. For the purposes of this Agreement, the “Reviewing Party” with respect to each indemnification request of the Indemnitee shall be (A) the Board by a majority vote of a quorum consisting of Disinterested Directors (as defined below), or (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, an Independent Counsel (as defined below) in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. For the purposes of this Agreement, “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Notwithstanding any other provision of this Agreement, in the event the Reviewing Party informs the Company that the Indemnitee is not entitled to indemnification in connection with a Proceeding under this Agreement or applicable law, the Company shall be entitled to be reimbursed by the Indemnitee for all the Expenses previously advanced or otherwise paid to or on behalf of the Indemnitee in connection with such Proceeding; provided, however, that the Indemnitee may bring a suit to enforce his indemnification right in accordance with Section C.3 below.

3. Suit to Enforce Rights. Regardless of any action by the Reviewing Party, if the Indemnitee has not received full indemnification within 30 days after making a written demand in accordance with Section C.2 above, the Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking a determination by the court or challenging any determination by the Reviewing Party with respect to any aspect of this Agreement. Any determination by the Reviewing Party not challenged by the Indemnitee and any judgment entered by the court shall be binding on the Company and the Indemnitee.

4. Assumption of Defense. In the event the Company is obligated under this Agreement to advance any Expenses for any Proceeding against the Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, upon delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee has reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. At all times, the Indemnitee shall have the right to employ counsel in any Proceeding at the Indemnitee’s expense.

5. Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company to have made a determination prior to the commencement of such action by the Indemnitee that indemnification is proper under the circumstances because the Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company that the Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

6. No Settlement Without Consent. The Company shall not settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent. Neither the Company nor the Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that the Indemnitee may withhold his consent if any proposed settlement imposes any damage, loss, penalty or limitation on the Indemnitee.

7. Company Participation. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action, unless such lack of opportunity does not result in the Company’s forfeiture of substantive rights or defenses.

8. Reviewing Party.

(a) If the Reviewing Party determines that the Indemnitee is entitled to indemnification under this Agreement, the Company shall make payment to the Indemnitee within ten days after such determination, provided that notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to be reimbursed more than once for the same expense. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary for such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination under this Agreement with respect to the Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(b) If the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected in accordance with this Section 8(b). The Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee requests that such selection be made by the Board), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected, provided that if such selection is made by the Board at the request of the Indemnitee, the Board shall provide written notice to the Indemnitee of the identity of the Independent Counsel so selected. Within 10 days after such written notice of selection has been given, the non-selecting party may deliver a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 8(d) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting under this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome such presumption in connection with the making by any person or entity of any determination contrary to that presumption. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is based on (i) the records or books of account of the Company and any other corporation, partnership, joint venture or other entity of which the Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary, including financial statements, (ii) on information supplied to the Indemnitee by the officers and directors of the Company or such other corporation, partnership, joint venture or other entity in the course of their duties, (iii) on the advice of legal counsel for the Company or such other corporation, partnership, joint venture or other entity or (iv) on information or records given or reports made to the Company or such other corporation, partnership, joint venture or other entity by an independent certified public accountant or an appraiser or other expert selected with reasonable care by the Company or such other corporation, partnership, joint venture or other entity. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or such other corporation, partnership, joint venture or other entity shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

D.	DIRECTOR AND OFFICER LIABILITY INSURANCE

1. Good Faith Determination. The Company shall from time to time make a good faith determination as to whether it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement.

2. Coverage of the Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage obtained for any of the Company’s directors or officers.

3. No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if the Company determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, or (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

E.	NON-EXCLUSIVITY; FEDERAL PREEMPTION; TERM

1. Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Company’s current memorandum and articles of association, applicable law or any written agreement between the Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to the Indemnitee for any action or omission while serving in an indemnified capacity even though he may have ceased to serve in any such capacity at the time of any Proceeding.

2. Federal Preemption. Notwithstanding the foregoing, both the Company and the Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission’s prohibition on indemnification for liabilities arising under certain U.S. federal securities laws. The Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify the Indemnitee.

3. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding by reason of his former or current capacity at the Company, whether or not he is acting or serving in any such capacity at the time any expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

4. Fund Indemnitors. The Company hereby acknowledges that the Indemnitee has certain rights to indemnification, advancement of expenses or insurance, provided by [FC VI India Venture (Mauritius) Ltd.][Helion Venture Partners II, LLC and Helion Venture Partners India, II, LLC][International Finance Corporation][IFC GIF Investment Company I] and certain of its affiliates (collectively, the “Fund Indemnitors”). In the event that the Indemnitee is, or is threatened to be made, a party to or a participant in any proceeding to the extent resulting from any claim based on the Indemnitee’s service to the Company as a director or other fiduciary of the Company, then the Company shall (i) be an indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) be required to advance reasonable expenses incurred by Indemnitee, and (iii) be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this

Agreement and any provision of the Company memorandum and articles of association (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors. The Company irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Fund Indemnitors are third party beneficiaries of the terms of this Section E.4.

F.	MISCELLANEOUS

1. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

2. Subrogation. In the event of payment to or on behalf of the Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

3. Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to an entity which assumes all obligations of the Company under this Agreement. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Indemnitee’s spouses, heirs, and personal and legal representatives. As a condition to any purchase, merger, consolidation or other business combination transaction involving the Company, the Company’s successor shall expressly assume the obligations under this Agreement.

4. Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have had opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

5. Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

6. Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, U.S.A, without giving effect to conflicts of law provisions thereof.

7. Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Azure Power Global Limited

8 Local Shopping Complex,

Pushp Vihar, Madangir,

New Delhi 1100062, India

Attention: Inderpreet Singh Wadhwa

and to the Indemnitee at its last address notified to the Company.

8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

COMPANY

Azure Power Global Limited

Name:
Title:

INDEMNITEE

Name:

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